Exhibit 99.1

Hologic to Acquire Mobidiag, Innovator in Near-Patient, Acute Care Diagnostic Testing, for Approximately $795 Million

— Transaction Will Accelerate Global Growth of Mobidiag’s Differentiated Molecular Platform, which Offers Ease of Use, Multiplex Capability and Rapid Turnaround Time —

MARLBOROUGH, Mass., April 08, 2021 — Hologic, Inc. (Nasdaq: HOLX), a global leader in women’s health, announced today that it has signed a definitive agreement to acquire Mobidiag Oy, a privately held, commercial-stage Finnish-French developer of innovative molecular diagnostic tests and instrumentation, for an enterprise value of approximately $795 million. This includes a cash payment of approximately $714 million (€600 million) for Mobidiag’s equity, and net debt of approximately $81 million.

“Acquiring Mobidiag will further strengthen our international and diagnostics businesses by enabling us to expand into the large, fast-growing acute care adjacency with a near-patient testing solution that offers ease of use, multiplex capability and rapid turnaround time,” said Jan Verstreken, group president, international at Hologic. “We believe that Mobidiag has developed a differentiated platform that addresses many of the historical challenges of multiplexed point-of-care molecular testing.”

“We are very excited to join Hologic’s diagnostic business,” said Tuomas Tenkanen, Mobidiag’s chief executive officer. “Hologic’s commercial expertise and scale will drive broader market adoption of our products, and their established U.S. regulatory and market development capabilities will accelerate the introduction of our products and maximize their potential in the United States.”

Mobidiag develops and markets PCR (polymerase chain reaction)-based tests for acute care conditions such as gastrointestinal and respiratory infections, antimicrobial resistance management, and healthcare associated infections. The Amplidiag and Novodiag platforms are automated instruments that deliver rapid turnaround times ranging from 50 minutes to two hours.

The Novodiag platform combines real-time PCR and microarray capabilities to provide high-level multiplexing. Multiplexing enables multiple pathogens to be identified in a single sample, streamlining workflows for laboratories and providing rapid results to physicians. For example, gastrointestinal infections commonly present with similar or identical symptoms but can be caused by more than 25 organisms. Highly multiplexed assays allow clinicians to identify which organism is responsible for an infection quickly, accurately and efficiently.

“One of our key goals is to use our strong cash flow to create a larger, faster growing company for a post-pandemic world,” said Steve MacMillan, Hologic’s chairman, president and chief executive officer. “Mobidiag provides an exceptional new growth platform, which will generate long-term value by enabling us to enter the acute care market, which is expected to roughly double in the next five years, with a differentiated, highly competitive solution.”

Mobidiag generated approximately $42 million (€35 million) of revenue in calendar 2020. Hologic intends to invest in assay development to drive growth of the Novodiag platform. As a result, the acquisition is expected to be approximately $0.10 dilutive to Hologic’s non-GAAP earnings per share in fiscal 2022, slightly dilutive in 2023, and accretive thereafter. Hologic expects to finance the transaction with cash on hand and borrowing on its existing line of credit.

The acquisition is expected to close early in the fourth quarter of fiscal 2021, subject to receipt of certain required regulatory approvals and other customary closing conditions.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and The Science of Sure are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About Mobidiag

Mobidiag is a commercial stage, fast-growing Finnish-French biotechnology company that develops and markets innovative molecular diagnostic solutions for gastrointestinal infections, antimicrobial resistance management, healthcare associated infections (HAIs), respiratory infections and sepsis. Based on well-established qPCR and microarray technologies, Mobidiag offers a broad range of tests and automated platforms. These include a comprehensive range of fast, reliable and cost-effective molecular diagnostic solutions for the detection of infectious diseases adapted to laboratories of all sizes. They allow detection of most clinically relevant bacteria, parasites, viruses and markers for antibiotic resistance.

Non-GAAP Financial Measures

This press release discusses non-GAAP diluted EPS, which is a non-GAAP financial measure. Hologic’s definition of non-GAAP diluted EPS may differ from similarly titled measures used by others. Hologic defines its non-GAAP EPS presented in this press release to primarily exclude the amortization of intangible assets, acquisition- and integration-related charges, and income taxes related to such adjustments.

Non-GAAP diluted EPS adjusts for specified items that may be non-cash, or can be highly variable or difficult to predict. In the context of forward-looking statements, the non-GAAP financial measures facilitate period-to-period comparisons by excluding the effects of events that have occurred in the past or may occur in the future and have accounting consequences that can mask underlying operational trends, such as acquisitions, restructurings, debt extinguishment and impairments.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that will increase or decrease Hologic’s reported results of operations, management encourages investors to review Hologic’s consolidated financial statements and publicly filed reports in their entirety.

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of Hologic’s non-GAAP EPS as described in this press release.

When Hologic provides its expectations for non-GAAP EPS on a forward-looking basis, a reconciliation of the differences between these non-GAAP expectations and the corresponding GAAP measures are not available without unreasonable effort because Hologic has not estimated the fair value of the assets and liabilities expected to be acquired in the transaction. Nor has Hologic determined the fair value of acquired intangible assets and related annual amortization expense that would be required to provide the corresponding GAAP measure. The variability of the items that have not yet been determined may have a significant, and potentially unpredictable, impact on Hologic’s future GAAP results.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about each company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; each company’s strategies, positioning, resources, capabilities, and expectations for future performance; and each company’s outlook and financial and other guidance. These forward-looking statements are based upon assumptions made as of this date and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect either company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Mobidiag’s operations with those of Hologic will be greater than expected; the ability of Hologic and Mobidiag to retain and hire key personnel; the coverage and reimbursement decisions of third-party payers and the guidelines, recommendations, and studies published by various organizations relating to the use of products and treatments; the ability to successfully manage ongoing organizational and strategic changes, including Hologic’s ability to attract, motivate and retain key employees; the development of new competitive technologies and products; regulatory approvals and clearances for products; the anticipated development of markets in which products are sold into and the success of products in these markets; the anticipated performance and benefits of products; estimated asset and liability values; anticipated trends relating to Hologic’s financial condition or results of operations; and Hologic’s capital resources and the adequacy thereof.

The risks included above are not exhaustive. Other factors that could adversely affect Hologic’s business and prospects are described in Hologic’s filings with the SEC. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Media Contact

Jane Mazur

Vice President, Divisional Communications

(508) 263-8764

Investor Contact

Michael Watts

Vice President, Investor Relations and Corporate Communications

(858) 410-8588

Source: Hologic, Inc.

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